Exhibit 10.15(a)

FIRST AMENDMENT TO THE
CELANESE AMERICAS SUPPLEMENTAL RETIREMENT PENSION PLAN
AS AMENDED AND RESTATED
EFFECTIVE AS OF JANUARY 1, 2009
WHEREAS, Celanese Americas LLC (the “Company”) sponsors the Celanese Americas Supplemental Retirement Pension Plan (the “Plan”); and
WHEREAS, the Plan was amended and restated effective as of January 1, 2009; and
WHEREAS, pursuant to Section 8.1 of the Plan, the Company’s Benefits Committee has the authority to amend the Plan
NOW, THEREFORE, Section 9.5 of the Plan is hereby amended and restated as follows:
9.5    Governing Law. Except to the extent preempted by federal law, the Plan shall be construed in accordance with the laws of the State of Texas without regard to conflict of law rules, and all disputes and controversies arising out of, concerning or in any way relating to the Plan, including but not limited to eligibility, benefit claims, administration and the amendment or termination of all or any portion of the Plan, shall be subject to the exclusive venue and jurisdiction of the federal courts located in the Dallas Division of the Northern District of Texas.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed by its duly authorized representative on this 22nd day of July, 2013.

CELANESE BENEFITS COMMITTEE

By:	/s/ Jan Dean

By:	/s/ James Coppens

By:	/s/ Christopher W. Jensen